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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-44438, 333-36995 and 333-70475) pertaining to the 1997 Stock
Plan, Company Share Option Plan, 1997 Director's Option Plan and 1997 Employee Stock Purchase Plan of Indus International, Inc. of our report dated February 4, 2002, with respect to the consolidated financial statements of Indus International, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                        /s/ ERNST & YOUNG LLP

Atlanta, Georgia
March 29, 2002